Exhibit (h)(b)(19)

Participation Agreement

Exhibit B

Portfolios:

All series of Pacific Select Fund that offer Class I shares, as reflected in Pacific Select Fund’s current effective registration statement.

Effective May 1, 2014, as agreed to and accepted by:

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Vice President	Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By: /s/ Dewey Bushaw	By: /s/ Jane M. Guon
Name: Dewey Bushaw	Name: Jane M. Guon
Title: EVP	Title: Secretary

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP, Fund Advisor Operations	Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon
Name: Howard T. Hirakawa	Name: Jane M. Guon
Title: SVP, Fund Advisor Operations	Title: Secretary

PACIFIC LIFE & ANNUITY COMPANY

By: /s/ Dewey Bushaw	By: /s/ Jane M. Guon
Name: Dewey Bushaw	Name: Jane M. Guon
Title: EVP	Title: Secretary